UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

The description of the Amended and Restated Bylaws (as defined below) included under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Elimination

On September 20, 2021, Plus Therapeutics, Inc. (the “Company”) eliminated its Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock), through the filing of a Certificate of Elimination of the Series A Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware. The effect of the Certificate of Elimination under the Delaware General Corporation Law is to eliminate from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificates of Designation related to the Series A Preferred Stock. None of the authorized shares of the Series A Preferred Stock were outstanding as of September 20, 2021.

Amended and Restated Bylaws

On September 15, 2021, the Company’s board of directors (the “Board”) approved the Company’s Amended and Restated Bylaws, effective September 15, 2021 (as amended, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws include updates to various provisions of the Company’s previous bylaws (the “Prior Bylaws”) including, but not limited to, the following material updates:

•

Stockholder Proposals: Under Section 2.2 of the Prior Bylaws, stockholders could only bring business before the Company’s annual meeting of stockholders if properly brought before the meeting. For a stockholder to properly bring business before an annual meeting, the stockholder must give timely notice to the Secretary of the Corporation. The Amended and Restated Bylaws do not change the requirement that business be properly brought before an annual meeting but Sections 2.3-2.5 of the Amended and Restated Bylaws do expand and specify the requirements to be properly brought before an annual meeting, including how to give timely notice.

•

Director Resignation: Section 3.2 of the Amended and Restated Bylaws provides that incumbent directors that are up for re-election must submit their resignation to the Board if a majority of the votes cast are against his reelection. Under the Prior Bylaws, there was no such requirement.

•

Director Removal: Section 3.4 of the Amended and Restated Bylaws provides that directors may be removed for cause by the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of the capital stock issued and outstanding then entitled to vote at an election of directors. This updates Section 3.3 of the Prior Bylaws which provided that directors may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.

•

Indemnification: Article 6 of the Amended and Restated Bylaws expand and clarify the scope and procedures of the indemnification provision that was provided under Article 6 of the Prior Bylaws. Under Article 6 of the Amended and Restated Bylaws, the Company’s directors and officers of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against all expense, liability, and loss reasonably incurred or suffered by such individual in any action, suit, or proceeding to which such person is a party. Further, under such provision, an indemnitee shall have the right to be paid by the corporation, the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition.

•

Exclusive Forum: Article 9 of the Amended and Restated Bylaws to provide that the federal district courts of the United States are designated as the exclusive jurisdiction for any litigation arising under the Securities Act of 1933, as amended. Under the Prior Bylaws, there was no such provision establishing a federal forum for the Company.

•

Amendments: Article 10 of the Amended and Restated Bylaws provides the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the corporation entitled to vote in the election of directors, voting as one class may adopt, amend or repeal the Amended and Restated Bylaws. Under the Prior Bylaws, there was no such requirement.

The foregoing description of the Amended and Restated Bylaws and Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws and Certificate of Elimination attached hereto as Exhibits 3.1 and 3.2, respectively, which are incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Plus Therapeutics, Inc.

3.2	Certificate of Elimination of Series A Preferred Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2021

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer